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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                August 31, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                               ILMI CORPORATION
              ----------------------------------------------------
              Exact name of Registrant as Specified in its Charter

         Nevada                    0-21241                84-1349555
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number

              1725 Highway 35, Suite D, Wall Twp, New Jersey  07719
            ----------------------------------------------------------
            Address of Principal Executive Offices, Including Zip Code

                                 (732) 681-2380
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


                                Aspen Capital, Inc.
            5770 South Beech Court, Greenwood Village, Colorado 80121
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On August 31, 1999, ILMI Corporation (the "Company") completed the acquisition of 100% of the issued and outstanding common stock of International Licensing & Merchandising, Inc. ("International") in exchange for 6,906,572 shares of the Company's Common Stock. Concurrently, existing shareholders surrendered a total of 650,000 of their shares for cancellation. As a result, the former shareholders of International own 6,906,572 shares of the Company's Common Stock or approximately 92% of the shares outstanding.

     The stock issuances were made pursuant to a Stock Exchange Agreement ("Agreement") between the Company and International. The terms of the Agreement were the result of negotiations between the managements of the Company and International. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with International and the issuance of the 6,906,572 shares of the Company's Common Stock, following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

                                                        PERCENT OF
                                   NUMBER OF            OUTSTANDING
      NAME AND ADDRESS           VOTING SHARES         VOTING SHARES
   -----------------------       -------------         -------------

   William Callari                 2,485,000               33.1%
   1725 Highway #35
   Wall Twp, NJ  07719

   Joseph A. Callari                 695,000                9.3%
   268 Morningside Avenue
   Cliffside Park, NJ  07010

   Ronald Kulka                      500,000                6.7%
   18 Troilus Drive
   Old Bridge, NJ  08857

   Jaytern Associates, Inc.        1,000,000               13.3%
     Pension Plan
   20 Beach Road
   Monmouth Beach, NJ  07750

   Daryl Hersch                      500,000                6.7%
   Securities & Investment
     Planning Co.
   19 Center Street
   Chatham, NJ  07928

   All Directors and Officers      3,786,000               50.4%
   as a Group (7 Persons)

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     Effective on the closing of the acquisition, the Company's officers and directors were as follows:

        William Callari       -     President and Chairman
        Gerald Goodman        -     Acting CFO, Treasurer and Director
        Joseph Callari        -     Secretary and Director
        Nicolas Jalowski      -     Director
        Peter Flack           -     Director
        Mark Spargo           -     Director
        Patrice Hudson        -     Director

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on August 31, 1999, the Company acquired all of the issued and outstanding common stock of International in exchange for shares of the Company's Common Stock.

     International is a development stage company which intends to engage primarily in the international marketing and distribution of consumer products, both licensed and unlicensed, via conventional distribution channels and the Internet. More specifically, International presently is involved in the following opportunities:

     1) EXPO2000 Internet License. The direct-to-consumer Internet e-Commerce shop for the main EXPO2000 website located @ www.expo2000.de. This license allows for the use of the official EXPO2000 impulse logo and the official EXPO2000 mascot known as "Twipsy." This license runs through the end of the year 2000. EXPO2000 is an unique global event that will run from June 1 though October 31, 2000. The licensor estimates that there will be over 180 countries and organization represented at the EXPO, and anticipates on-site attendance of 30-40 million visitors, including over 30,000 international journalists. In addition, it is expected that the EXPO will reach over 100 million television viewers worldwide. International has set November 1, 1999 as the target date to have the e-Commerce web site for EXPO2000 transactional.

     2) Twipsy Animation Internet License. EM.TV & Merchandising AG, the Exclusive Licensing Agent for EXPO2000 has co-produced a cartoon series based on the Twipsy character scheduled for release in some European markets for November 1999. International's right to merchandise Twipsy related merchandise over the Internet expires at the end of the year 2002. EM.TV, in its capacity as the Exclusive Licensing Agent for the EXPO and Twipsy has agreed not to "give the rights granted to International in the contracts...to another company/licensee during the term of the two agreements."

     3) Pursuant to a Sub-Agency Agreement, International negotiated with EM.TV & Merchandising AG, in EM.TV's capacity as Master Licensing Agent for Landeshauptstadt Munchen (an entity owned by the City of Munich), International will be the exclusive sub-licensor of all merchandising, both conventional and Internet, and live events related to the trademark "Oktoberfest" for the territories of Canada, Mexico and the United States, as part of the Sub-Agency Agreement, International will receive a percentage licensing fee from each of its sub-licensees. In addition, International has for itself the all-inclusive right to manage merchandising, home video and audio products, interactive computer products (such as CD-ROMs), DVD products, live events, entertainment, food and concessions placements, franchise rights and e-commerce rights in connection with developing "official Munich-sanctioned Oktoberfests" throughout North America.

                                    3
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     During 1999, International will expand its relationship with iXL, Inc., of Atlanta, Georgia, to strategize and construct e-Commerce Platforms as required by the Company on a fee-for-service basis. iXL will also provide other services as may be required by International. International, under its EXPO license, will design and deliver the e-Commerce merchandising plan for the EXPO. This plan will include a program for all other EXPO licensees, as they may elect to participate, and a fulfillment program.

     International may also determine certain products that it feels are marketable, but are not licensed by EXPO as of yet, and source and offer those products on the e-Commerce platform.

     On August 20, 1999, International formed a wholly-owned subsidiary, E-Savage, Inc., a Nevada corporation, for the purposes of potentially building a specialty e-commerce and merchandising business based around the creation of interactive websites for various sports and entertainment industry individuals.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for International are not yet available, and will be filed by amendment on or before November 14, 1999.

    (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before November 14, 1999.

      (c)  Exhibits.

           Exhibit 10 Share Exchange Agreement dated August 31, 1999 between ILMI Corporation (formerly Aspen
                       Capital, Inc.) and International Licensing &
                       Merchandising, Inc.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ILMI CORPORATION



Dated: September 17, 1999          By:/s/ William Callari
                                      William Callari, President





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